Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement dated as of August 4, 2017 is entered into between by and between Hoth Therapeutics, a Nevada corporation (the “Company”) and Robb Knie (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of June 1, 2017 (the “Agreement”);

WHEREAS, the Company and Executive desire to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Any capitalized but undefined terms referenced herein shall bear such meaning ascribed to them in the Agreement.

2.           Section 4 of the Agreement is hereby amended and restated as follows:

(a)       The Corporation shall pay the Executive as compensation for his services hereunder, in equal semi-monthly or bi-weekly installments during the Term, the sum of $250,00 per annum (as in effect from time to time, the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations. The Corporation shall review the Base Salary on an annual basis and has the right but not the obligation to increase it, but has no right to decrease the Base Salary.

(b)       The Corporation shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred or paid by the Executive in the course of his employment, consistent with the Corporation’s policy for reimbursement of expenses from time to time.

(c)       The Executive shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Corporation provides to its senior executives, including group family health insurance coverage, which shall be paid by the Corporation (the “Benefit Plans”). If at any time during the Term, the Corporation does not provide its senior executives with health insurance (including hospitalization) under a Benefit Plan, Executive shall be entitled to secure such health insurance for himself and his immediate family (i.e., spouse and natural born children) and the Corporation shall reimburse Executive for the cost of such insurance promptly after payment the Executive for such insurance. For the avoidance of doubt, Executive shall be entitled to secure health insurance from high quality companies such as Blue Cross/Blue Shield, United, or Emblem, and the ability to select a no or low deductible plan. If Executive secures such health insurance, such health insurance shall be deemed to be a Benefit Plan hereunder.

(d)       The Corporation shall execute and deliver in favor of the Executive an indemnification agreement on the same terms and conditions entered into with the other officers and directors of the Corporation. Such agreement shall provide for the indemnification of the Executive for the term of his employment and for a period of at least six (6) years thereafter. The Corporation shall maintain directors’ and officers’ insurance during the Term and for a period of at least six (6) years thereafter.

(e)       The Corporation shall also maintain (or hire, if applicable) a New York City based executed assistant to assist the Executive with his duties.

3.           Except as set forth herein, all other terms and conditions of the Agreement shall remain unamended and in full force and effect.

4.           This Amendment may be executed in one or more counterparts, in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement. A facsimile or pdf transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

HOTH THERAPEUTICS

By:
Name: Anthony Hayes
Title: Chairman of the Compensation Committee

EXECUTIVE

By:
Robb Knie